Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                Date of Report  October 8, 1999
               (Date of earliest event reported)



              MidAmerican Energy Holdings Company
     (Exact name of registrant as specified in its charter)



    Iowa                    0-25551                    94-2213782
(State of other          (Commission File              (IRS Employer
 jurisdiction of            Number)                 Identification No.)
 incorporation)



 666 Grand Avenue                 Des Moines, Iowa        50309
(Address of principal executive offices)                 Zip Code


Registrant's Telephone Number, including area code:    (515) 242-4300




                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      On October 7, 1999, the Registrant announced that it had received tenders and consents from holders of an aggregate of
$119 million principal amount (approximately 98%) of its 9% Senior Notes Due 2006 (the "Notes") (CUSIP No. 129466-AD-0), in connection with its previously announced cash tender offer and consent solicitation for such Notes.


Item 7.  Financial Statements and Exhibits

     Exhibit 1 - Press Release dated October 7, 1999





                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MidAmerican Energy Holdings Company



                               By: \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Vice President





Dated: October 8, 1999



EXHIBIT 1

For more information, contact:
Kevin Waetke, Director - Corporate Communications      (515) 281-2785
Jodie Stephens, Director - Investor Relations          (515) 281-2204

   MidAmerican Energy Holdings Company announces amendments to indenture for 9 1/2% Senior notes due 2006 of its predecessor, CalEnergy

DES MOINES, Iowa, October 7, 1999 - MidAmerican Energy Holdings Company (NYSE: MEC; PCX and London) announced today that as of October 7, 1999 it had received tenders and consents from holders of an aggregate of $119 million principal amount (approximately 98%) of its 9% Senior Notes Due 2006 (the "Notes") (CUSIP No. 129466-AD-0), in connection with its previously announced cash tender offer and consent solicitation for such Notes. The Notes were initially issued by MidAmerican's predecessor, CalEnergy Company, Inc. As a result, the consent date has been fixed at October 7, 1999, and the Company has executed a supplemental indenture implementing amendments to the indenture pursuant to which the Notes were issued to eliminate substantially all of the restrictive covenants applicable to the Notes.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the Notes. The offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated September 24, 1999 and the related Consent and Letter of Transmittal, as the same may be amended from time to time. Unless extended, the offer will expire at midnight, New York time, on October 22, 1999.

MidAmerican Energy Holdings Company, headquartered in Des Moines, Iowa, USA, has approximately 9,800 employees and is the largest publicly traded company in Iowa. Through its retail utility subsidiaries, MidAmerican Energy in the U.S. and Northern Electric in the U.K., MidAmerican provides electric service to
2.2 million customers and natural gas service to 1.2 million customers worldwide. Through CalEnergy, MidAmerican's independent power production and non-regulated business subsidiaries, and MidAmerican Energy's utility operations, MidAmerican manages and owns interests in approximately 8,300 net megawatts of diversified power generation facilities in operation, construction and development. Information about MidAmerican and its three principal subsidiary companies is available on the Internet at http://www.midamerican.com.
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